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                                                                   EXHIBIT 23(b)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 12, 1998 covering the consolidated financial statements of Innovative Gaming Corporation of America and Subsidiary as of December 31, 1997 and for the two years then ended, included in Innovative Gaming Corporation of America's Form 10-K for the fiscal year ended December 31, 1998 and to all references to our firm included in this registration statement.




                                    /s/ ARTHUR ANDERSEN LLP
                                    -----------------------------
                                        ARTHUR ANDERSEN LLP

Las Vegas, Nevada
May 4, 1999













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